SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 1, 2002

                               Accelio Corporation
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             (Exact name of registrant as specified in its charter)



          Canada                        1-111898                     N/A
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(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                          Identification
                                                                   Number)

              560 Rochester Street, Ottawa, Ontario K1S 5K2, Canada
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              (Address of principal executive offices) (zip code)


                                 (613) 230-3676
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On February 1, 2002, the Company announced that Adobe Systems Incorporated ("Adobe") has agreed to acquire all outstanding shares of the Company for approximately CDN $4.50 per share, payable in Adobe shares valued at US$72 million. The agreement is subject to completion of customary transaction documents and the satisfaction of customary closing conditions, including obtaining approval by the Company's shareholders and U.S. and Canadian regulatory authorities.

     The Company has agreed to pay to Adobe a "break-up" fee of approximately US$2.9 million if the Company's Board of Directors approves or recommends another acquisition. CIBC World Markets, the Company's financial advisor, has provided the Company's Board of Directors with an opinion that the consideration to be received by the Company's shareholders pursuant to the Adobe agreement is fair from a financial perspective.


ITEM 7.    EXHIBITS.

          (a)  Financial statements and pro forma financial information.

               None.

          (b)  Exhibits.

               99.1 Text of Press Release of the Company dated February 1, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ACCELIO CORPORATION
                                     (Registrant)



                                     By: /s/  Trey Graham
                                         ---------------------------------
                                         Name:  Trey Graham
                                         Title: Senior Vice President, Finance
                                                and Chief Financial Officer

Dated: February 1, 2002